UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2021

LeMaitre Vascular, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On November 30, 2021, LeMaitre Vascular, Inc. (the “Company”) terminated the Credit Agreement (the “Credit Agreement”), dated as of June 22, 2020, among the Company, KeyBank National Association, as administrative agent and lender, and Truist Bank, as a lender.

The Credit Agreement provided for a senior secured term loan facility in an aggregate principal amount of $40,000,000, which was repaid in full in Q3 2021. In addition, the Credit Agreement provided for a senior secured revolving credit facility in an aggregate principal amount of $25,000,000. As of the date of termination, the Company did not have any borrowings outstanding under the revolving credit facility.

The obligations under the Credit Agreement were secured by a lien on substantially all of the assets of the Company pursuant to the Pledge and Security Agreement (the “Security Agreement”), dated as of June 22, 2020, between the Company and KeyBank National Association, as administrative agent for the benefit of the secured creditors. The Security Agreement terminated at the same time as the Credit Agreement.

The Company did not incur any early termination penalties in connection with the termination of the Credit Agreement or the Security Agreement. However, the Company did incur a one-time, non-cash charge of approximately $0.5 million associated with the unamortized deferred financing costs of the facilities, which will impact the Company’s Q4 2021 and full year 2021 net income and earnings per share. Those financing costs were paid in connection with the establishment of the facilities in June 2020. The $0.5 million non-cash charge was not reflected in the Company’s Q4 2021 or full year 2021 guidance released on October 28, 2021.

Due to the cancellation of these facilities, the Company will no longer incur approximately $50,000 in associated quarterly cash and non-cash expenses, beginning Q1 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: December 2, 2021	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary